UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2021

HYPERFINE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39949 (Commission File Number)	98-1569027 (IRS Employer Identification No.)

351 New Whitfield Street Guilford, Connecticut	06437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 458-7100

HealthCor Catalio Acquisition Corp.

55 Hudson Yards, 28th Floor

New York, NY 10001

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On December 22, 2021 (the “Closing Date”), HealthCor Catalio Acquisition Corp., a blank check company incorporated as a Cayman Islands exempted company with limited liability (“HealthCor” and after the Business Combination described herein, the “Company”), after domesticating as a Delaware corporation on December 21, 2021, consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement, dated as of July 7, 2021 (the “Business Combination Agreement”), by and among HealthCor, Optimus Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of HealthCor (“Merger Sub I”), Optimus Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of HealthCor (“Merger Sub II”), Hyperfine, Inc., a Delaware corporation (“Legacy Hyperfine”), and Liminal Sciences, Inc., a Delaware corporation (“Liminal”). A description of the Business Combination and the terms of the Business Combination Agreement are included in the proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on November 26, 2021 (the “Proxy Statement”), in the sections entitled “Proposal No. 1 - The Business Combination Proposal” beginning on page 144 and “The Business Combination Agreement” beginning on page 102 of the Proxy Statement.

On December 21, 2021, HealthCor changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware (the “Domestication”) by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware.

On December 22, 2021, immediately upon the consummation of the Business Combination and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”, and such completion, the “Closing”), Merger Sub I merged with and into Legacy Hyperfine (the “Hyperfine Merger”), with Hyperfine surviving the Hyperfine Merger as a wholly owned subsidiary of HealthCor, and Merger Sub II merged with and into Liminal (the “Liminal Merger” and, together with the Hyperfine Merger, the “Mergers”). In connection with the Transactions, HealthCor changed its name to “Hyperfine, Inc.,” Legacy Hyperfine changed its name to “Hyperfine Operations, Inc.” and Liminal changed its name to “Liminal Operations, Inc.”

As a consequence of the Domestication, and in accordance with the terms of the Business Combination Agreement, each Class A ordinary share of HealthCor that was issued and outstanding as of immediately prior to the Domestication was converted, on a one-for-one basis, into a share of HealthCor’s Class A common stock, and each Class B ordinary share of HealthCor that was issued and outstanding as of immediately prior to the Domestication was converted, on a one-for-one basis, into a share of the HealthCor’s Class B common stock, and immediately prior to the effective time of the Mergers (the “Effective Time”), each such share of HealthCor’s Class B common stock was converted, on a one-for-one basis, into a share of the Company’s Class A common stock (the “Conversion”).

As a consequence of the Mergers, at the Effective Time,  (i) each share of Legacy Hyperfine capital stock (other than shares of Legacy Hyperfine Series A preferred stock) that was issued and outstanding as of immediately prior to the Effective Time was automatically cancelled and extinguished and converted into the right to receive a number of shares of the Company’s Class A common stock equal to 0.3275 (the “Hyperfine Exchange Ratio”), rounded down to the nearest whole number of shares; (ii) each share of Legacy Hyperfine Series A preferred stock that was issued and outstanding as of immediately prior to the Effective Time was automatically cancelled and extinguished and converted into the right to receive a number of shares of the Company’s Class B common stock equal to the Hyperfine Exchange Ratio, rounded down to the nearest whole number of shares; (iii) each share of Liminal capital stock (other than shares of Liminal Series A-1 preferred stock) that was issued and outstanding as of immediately prior to the Effective Time was automatically cancelled and extinguished and converted into the right to receive a number of shares of the Company’s Class A common stock equal to 0.1796 (the “Liminal Exchange Ratio”), rounded down to the nearest whole number of shares; (iv) each share of Liminal Series A-1 preferred stock that was issued and outstanding as of immediately prior to the Effective Time was automatically cancelled and extinguished and converted into the right to receive a number of shares of the Company’s Class B common stock equal to the Liminal Exchange Ratio, rounded down to the nearest whole number of shares; (v) each option to purchase shares of Legacy Hyperfine common stock and each option to purchase shares of Liminal common stock, whether vested or unvested, that was outstanding and unexercised as of immediately prior to the Effective Time was assumed by the Company and became an option (vested or unvested, as applicable) to purchase a number of shares of the Company’s Class A common stock equal to the number of shares of Legacy Hyperfine common stock or Liminal common stock subject to such option immediately prior to the Effective Time multiplied by the Hyperfine Exchange Ratio or the Liminal Exchange Ratio, as applicable, rounded down to the nearest whole number of shares, at an exercise price per share equal to the exercise price per share of such option immediately prior to the Effective Time divided by the Hyperfine Exchange Ratio or the Liminal Exchange Ratio, as applicable, rounded up to the nearest whole cent; and (vi) each Legacy Hyperfine restricted stock unit and each Liminal restricted stock unit outstanding immediately prior to the Effective Time was assumed by the Company and became a restricted stock unit with respect to a number of shares of the Company’s Class A common stock equal to the number of shares of Legacy Hyperfine common stock or Liminal common stock subject to such Legacy Hyperfine restricted stock unit or Liminal restricted stock unit immediately prior to the Effective Time multiplied by the Hyperfine Exchange Ratio or the Liminal Exchange Ratio, as applicable, rounded down to the nearest whole share.

In addition, pursuant to the Business Combination Agreement, the Company will issue to holders of Legacy Hyperfine and Liminal securities as of immediately prior to the Effective Time, in accordance with their pro rata share, up to 10,000,000 shares of Class A common stock as earn-out consideration (the “Earn-Out Shares”), if at any time during the period between the Closing Date and the third anniversary of the Closing Date (the “Earn-Out Period”), (i) the last share price of the Class A common stock is greater than or equal to $15.00 for any 20 trading days within any 30 consecutive trading day period, or (ii) there is a transaction that will result in shares of Class A common stock being converted or exchanged into the right to receive cash or other consideration having a value greater than or equal to $15.00. During the Earn-Out Period, if there is a transaction (other than for stock splits, stock dividends, special cash dividends, reorganizations, recapitalizations or similar transactions affecting the Class A common stock) that will result in the shares of Class A common stock being converted or exchanged into the right to receive cash or other consideration having a value less than $15.00, then the right to receive Earn-Out Shares will terminate.

In addition, on December 21, 2021, HealthCor filed the Certificate of Incorporation (the “Certificate”) with the Secretary of State of the State of Delaware, which became effective after the Domestication. As a consequence of filing the Certificate, the Company adopted a dual class structure, comprised of the Company’s Class A common stock, which is entitled to one vote per share, and the Company’s Class B common stock, which is entitled to 20 votes per share. The Company’s Class B common stock has the same economic terms as the Company’s Class A common stock, but is subject to a “sunset” provision if Jonathan M. Rothberg, Ph.D., the founder of Legacy Hyperfine and Liminal, and a Director of the Company (“Dr. Rothberg”), and other permitted holders of the Company’s Class B common stock collectively cease to beneficially own at least twenty percent (20%) of the number of shares of the Company’s Class B common stock (as such number of shares is equitably adjusted in respect of any reclassification, stock dividend, subdivision, combination or recapitalization of the Company’s Class B common stock) collectively held by Dr. Rothberg and permitted transferees of the Company’s Class B common stock as of the Effective Time. At the Effective Time, the Company amended the Certificate to change the name of the Company from HealthCor Catalio Acquisition Corp. to “Hyperfine, Inc.” (the Certificate, as amended, the “Amended Certificate”) The material terms of the Amended Certificate and the general effect upon the rights of holders of the Company’s capital stock are set forth in the Proxy Statement in the section entitled “Proposal No. 3 - The Organizational Documents Proposal” beginning on page 151 of the Proxy Statement, which is incorporated herein by reference. A copy of the Amended Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, concurrently with the execution of the Business Combination Agreement, on July 7, 2021, HealthCor entered into subscription agreements (the “Subscription Agreements”) with certain institutional investors and accredited investors (the “PIPE Investors”), pursuant to which the PIPE Investors purchased, immediately prior to the Closing, an aggregate of 12,610,000 shares of HealthCor Class A common stock at a purchase price of $10.00 per share (the “PIPE Investment”).

Additionally, on December 22, 2021, the Company, HC Sponsor LLC (the “Sponsor”), Hyperfine and Liminal entered into a Forfeiture Agreement (the “Forfeiture Agreement”), pursuant to which, immediately prior to the Closing, 150,000 shares of HealthCor’s Class B common stock held by the Sponsor were irrevocably forfeited and automatically cancelled (the “Forfeiture”).

The total number of shares of the Company’s Class A common stock outstanding immediately following the Closing was approximately 54,977,061 comprising (i) 29,711,224 shares of Class A common stock issued to Hyperfine stockholders (other than certain holders of Hyperfine Series A preferred stock); (ii) 3,459,081 shares of Class A common stock issued to Liminal stockholders (other than certain holders of Liminal Series A-1 preferred stock); (iii) 12,610,000 shares of Class A common stock issued in connection with the Closing to the PIPE Investors pursuant to the PIPE Investment; (iv) 5,639,000 shares of Class A common stock, including 5,025,000 shares of Class A common stock issued immediately prior to the Effective Time to the initial shareholders upon conversion of the 5,025,000 shares of Class B common stock outstanding immediately prior to the Effective Time (following the issuance of the 5,175,000 shares of Class B common stock upon the Conversion of the 5,175,000 Class B ordinary shares held by the initial shareholders and after reflecting the irrevocable forfeiture by the Sponsor to HealthCor of 150,000 shares of Class B common stock for no consideration and automatic cancellation as of immediately prior to the Closing) and 614,000 shares of Class A common stock issued to the Sponsor; and (v) 3,557,756 shares of Class A common stock issued to the Company’s public stockholders holding 3,557,756 Class A ordinary shares outstanding at the Effective Time, after reflecting redemptions of 17,142,244 shares of HealthCor Class A common stock. Immediately following the Closing, Dr. Rothberg holds approximately 84.9% of the combined voting power of the Company. Accordingly, Dr. Rothberg and his permitted transferees control the Company and the Company is a controlled company within the meaning of the corporate governance standards of the Nasdaq Stock Market (the “Nasdaq”).

Following the Closing, the Company’s Class A common stock are listed on the Nasdaq Global Market under the symbol “HYPR”.

The foregoing descriptions of the Business Combination, the PIPE Investment and the Forfeiture do not purport to be complete and are qualified in their entirety by the full text of the Business Combination Agreement, the forms of Subscription Agreement, and the Forfeiture Agreement, respectively, which are attached hereto as Exhibits 2.1, 10.1, 10.2 and 10.27, respectively, and are incorporated herein by reference.

Unless the context otherwise requires, references in this Current Report on Form 8-K to “we,” “us,” “our” and the “Company” refer to Hyperfine, Inc. following the Business Combination, and references to “Legacy Hyperfine,” “Liminal” and “HealthCor” refer to Hyperfine, Inc., Liminal Sciences, Inc. and HealthCor Catalio Acquisition Corp. and its subsidiaries, respectively, prior to the Business Combination. All references herein to the “Board” refer to the board of directors of the Company.

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Registration Rights Agreement

At the Closing, the Company, HC Sponsor LLC ( the “Sponsor”) and certain affiliates of the Sponsor (the “Sponsor Group Holders”), and certain security holders of Legacy Hyperfine and Liminal (the “Hyperfine Holders”) entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”), pursuant to which, among other things, the Sponsor Group Holders and the Hyperfine Holders were granted certain registration rights with respect to their respective shares of the Company’s common stock on the terms and subject to the conditions therein. The Sponsor Group Holders and the Hyperfine Holders also agreed not to effect any sale, disposition or distribution of any equity securities of the Company held by any of them (except with respect to shares of the Company’s Class A common stock acquired in open market transactions or pursuant to the PIPE Investment) during their respective lock-up periods. Each of the Hyperfine Holders agreed to not transfer securities of the Company (subject to certain exceptions described above) for the period ending on the earlier of (a) 180 days after the Closing, subject to certain customary exceptions, and (b) subsequent to the Closing, (x) if the last reported sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading days after the Closing or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s public stockholders having the right to exchange their shares of the Company’s common stock for cash, securities or other property (the “Hyperfine Shares Lock-up Period”). In addition, each Sponsor Group Holder agreed to not transfer any securities of the Company (subject to certain exceptions described above) for the period ending on the earlier of (a) one year after the Closing, and (b) subsequent to the Closing, (x) if the last reported sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading days commencing at least 180 days after the Closing, or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s public stockholders having the right to exchange their shares of the Company’s common stock for cash, securities or other property. The material terms of the Amended and Restated Registration Rights Agreement are described in the section of the Proxy Statement beginning on page 133 entitled “The Business Combination Agreement—Related Agreements—Amended and Restated Registration Rights Agreement.”

The foregoing description of the Amended and Restated Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated Registration Rights Agreement, which is attached hereto as Exhibit 10.25 and is incorporated herein by reference.

Lock-up Agreements

In connection with the consummation of the Business Combination, certain of Legacy Hyperfine’s security holders and certain of Liminal’s security holders entered into lock-up agreements (the “Lock-Up Agreements”) with the Company, which provide that such holders will not transfer any of the Company’s Class A common stock issued to such holders in the Business Combination, subject to certain exceptions, for the Hyperfine Shares Lock-up Period.

The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by the full text of the Lock-Up Agreements, a form of which is attached hereto as Exhibit 10.26 and is incorporated herein by reference.

Indemnification Agreements

On the Closing Date, the Company entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Company, or, at the Company’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of indemnification agreement, which is attached hereto as Exhibit 10.24 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

As previously reported, at a special meeting of shareholders held on December 21, 2021 (the “Special Meeting”), HealthCor’s shareholders approved the Business Combination. The Business Combination was completed on December 22, 2021.

As of the Closing Date and following the consummation of the Business Combination, the Company had the following outstanding securities:

•	approximately 54,977,061 shares of Class A common stock and 15,055,288 shares of Class B common stock; and

•	options to purchase an aggregate of approximately 7,521,930 shares of Class A common stock at a weighted average exercise price of $3.21 per share.

FORM 10 INFORMATION

Prior to the Closing Date, the Company was a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On the Closing Date and after the consummation of the Business Combination, the Company became a holding company whose only assets consist of equity interests in Legacy Hyperfine and Liminal.

Cautionary Note Regarding Forward-Looking Statements

The Company makes forward-looking statements in this Current Report on Form 8-K and in documents incorporated herein by reference. All statements, other than statements of present or historical fact included in or incorporated by reference in this Current Report on Form 8-K, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this Current Report on Form 8-K, the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” and the negative of such terms and other similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and on management’s current expectations, forecasts, assumptions, hopes, beliefs, intentions and strategies regarding future events. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to its business. Accordingly, forward-looking statements in this Current Report on Form 8-K and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably and retain our key employees;

•	the success, cost and timing of our product development activities;

•	the commercialization and adoption of our existing products and the success of our future product offerings;

•	the potential attributes and benefits of our products and services;

•	our ability to obtain and maintain regulatory approval for our products, and any related restrictions and limitations of any approved product;

•	our business is subject to a variety of U.S. and foreign laws, which are subject to change and could adversely affect our business;

•	our ability to identify, in-license or acquire additional technology;

•	our ability to maintain our existing licensing, manufacturing and supply agreements;

•	our ability to compete with other companies currently marketing or engaged in the development of magnetic resonance imaging technologies, many of which have greater financial and marketing resources than us;

•	the size and growth potential of the markets for our products and services, and the ability of each to serve those markets, either alone or in partnership with others;

•	the pricing of our products and services and reimbursement for medical procedures conducted using our products and services;

•	our estimates regarding expenses, revenue, capital requirements and needs for additional financing;

•	our ability to raise financing in the future;

•	our financial performance;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	intense competition and competitive pressures from other companies in the industry in which we operate;

•	factors relating to our business, operations and financial performance, including market conditions and global and economic factors beyond our control;

•	failure to protect or enforce our intellectual property rights could harm our business, results of operations and financial condition;

•	economic downturns and political and market conditions beyond our control could adversely affect our business, financial condition and results of operations;

•	the effect of legal, tax and regulatory changes; and

•	the impact of the COVID-19 pandemic on our business and operations.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements, which are more fully described under the heading “Risk Factors” in the Proxy Statement beginning on page 44. The risks described under the heading “Risk Factors” beginning on page 44 of the Proxy Statement are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Business

The business of HealthCor prior to the Business Combination is described in the Proxy Statement in the section entitled “Information About HealthCor” beginning on page 197 of the Proxy Statement, which is incorporated herein by reference. The business of the Company is described in the Proxy Statement in the section entitled “Business of Hyperfine and Liminal” beginning on page 206 of the Proxy Statement, which is incorporated herein by reference.

Risk Factors

The risk factors related to the Company’s business and operations are set forth in the Proxy Statement in the section entitled “Risk Factors” beginning on page 44 of the Proxy Statement, which is incorporated herein by reference.

Properties

The properties of HealthCor prior to the Business Combination are described in the Proxy Statement in the section entitled “Information About HealthCor – Facilities” on page 201 of the Proxy Statement, which is incorporated herein by reference. The properties of the Company are described in the Proxy Statement in the section entitled “Certain Relationships and Related Party Transactions–Hyperfine and Liminal–Lease Arrangements” beginning on page 280 of the Proxy Statement, which is incorporated herein by reference.

Selected Historical Financial Information

The selected historical consolidated financial information and other data for the years ended December 31, 2020 and 2019 for Legacy Hyperfine and Liminal are included in the Proxy Statement in the section entitled “Selected Historical Combined Financial Information of Hyperfine and Liminal” on page 38 of the Proxy Statement, which is incorporated herein by reference.

Unaudited Condensed Consolidated and Combined Financial Statements

The unaudited condensed consolidated and combined financial statements as of and for the nine months ended September 30, 2021 of Legacy Hyperfine and Liminal and the related notes have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to the regulations of the SEC and are included in the Proxy Statement beginning on page F-65 of the Proxy Statement, which are incorporated herein by reference.

These unaudited condensed consolidated and combined financial statements should be read in conjunction with the historical audited combined financial statements as of and for the years ended December 31, 2020 and 2019 of Legacy Hyperfine and Liminal and the related notes included in the Proxy Statement beginning on page F-36 of the Proxy Statement, which are incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company as of September 30, 2021 and for the nine months ended September 30, 2021 and for the year ended December 31, 2020 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operation of Legacy Hyperfine and Liminal is included in the Proxy Statement in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hyperfine and Liminal” beginning on page 246 of the Proxy Statement, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s common stock as of the Closing Date by:

•	each person known to the Company to be the beneficial owner of more than 5% of outstanding Company common stock;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days and restricted stock units that vest within 60 days. Common stock issuable upon exercise of options and warrants currently exercisable within 60 days and restricted stock units that vest within 60 days are deemed outstanding solely for purposes of calculating the percentage of total ownership and total voting power of the beneficial owner thereof.

The beneficial ownership of Company common stock is based on 54,977,061 shares of the Company’s Class A common stock and 15,055,288 shares of the Company’s Class B common stock issued and outstanding as of the Closing Date.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of the Company’s common stock beneficially owned by them. Unless otherwise indicated, the business address of each of the following entities or individuals is c/o Hyperfine, Inc., 351 New Whitfield Street, Guilford, Connecticut 06437.

Name and Address of Beneficial Owner	Number of shares of Class A Common Stock	%	Number of shares Class B Common stock	%	% of Total Voting Power**
Directors and Executive Officers:
Jonathan M. Rothberg, Ph.D.(1)	2,208,113	3.9%	15,055,288	100%	84.9%
Dave Scott	—	—	—	—	—
Alok Gupta	—	—	—	—	—
Mark Hughes(2)	75,555	*	—	—	*
Khan Siddiqui, M.D.(3)	137,695	*	—	—	*
Neela Paykel	—	—	—	—	—
Scott White	—	—	—	—	—
R. Scott Huennekens	—	—	—	—	—
John Dahldorf	—	—	—	—	—
Ruth Fattori(4)	891	*	—	—	*
Maria Sainz	—	—	—	—	—
Daniel J. Wolterman	—	—	—	—	—
All Directors and Executive Officers of the Company as a Group (12 Individuals)(5)	2,422,254	4.3%	15,055,288	100%	84.9%
Five Percent Holders:
Jonathan M. Rothberg, Ph.D.(1)	2,208,113	3.9%	15,055,288	100%	84.9%
HC Sponsor LLC(6)	6,534,000	11.9%	—	—	1.8%

*	Indicates beneficial ownership of less than 1%.

**	Percentage of total voting power represents voting power with respect to all shares of the Company’s Class A common stock and the Company’s Class B common stock as a single class. Each share of the Company’s Class B common stock is entitled to 20 votes per share and each share of the Company’s Class A common stock is entitled to 1 vote per share.

(1)	Consists of shares of the Company’s Class A common stock and Class B common stock held by Jonathan M. Rothberg, Ph.D., Dr. Rothberg’s spouse, 4C Holdings I, LLC, 4C Holdings V, LLC, 2012 JMR Trust Common, LLC and 23rd Century Capital LLC, and options to purchase 982,500 shares of the Company’s Class A common stock exercisable within 60 days of the Closing Date held by Dr. Rothberg. Dr. Rothberg, the founder of Legacy Hyperfine and Liminal, is the sole manager of 4C Holdings I, LLC, 4C Holdings V, LLC and 2012 JMR Trust Common, LLC and has sole voting and investment control of the Company’s Class A common stock and Class B common stock owned by those entities. Dr. Rothberg’s son is the manager of 23rd Century Capital LLC. Dr. Rothberg disclaims beneficial ownership of the shares held by his spouse and 23rd Century Capital LLC.

(2)	Consists of shares of the Company’s Class A common stock held by Mr. Hughes and options to purchase 55,940 shares of the Company’s Class A common stock exercisable within 60 days of the Closing Date held by Mr. Hughes.

(3)	Consists of options to purchase 137,695 shares of the Company’s Class A common stock exercisable within 60 days of the Closing Date held by Dr. Siddiqui.

(4)	Consists of shares of the Company’s Class A common stock held by Ms. Fattori.

(5)	See footnotes 1 through 4.

(6)	Consists of 5,534,000 shares held directly by the HC Sponsor LLC and 1,000,000 shares purchased in the PIPE Investment by entities affiliated with HC Sponsor LLC (such affiliates, the “HC Affiliates”). HC Sponsor LLC is managed by its manager, HealthCor Sponsor Investments LLC, which is managed by its manager, HealthCor Group, LLC, which also indirectly manages the HC Affiliates. Arthur Cohen and Joseph Healey are the controlling members of HealthCor Group, LLC. As such, Messrs. Cohen and Healey have voting and investment discretion with respect to the shares held by each of HC Sponsor LLC and the HC Affiliates and may be deemed to have shared beneficial ownership of these shares.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers after the Business Combination is set forth in the Proxy Statement in the sections entitled “Management Following the Business Combination” beginning on page 268 and “Executive and Director Compensation of Hyperfine and Liminal” beginning on page 260 of the Proxy Statement, which are incorporated herein by reference.

Directors

Effective as of the Closing Date, and in connection with the closing of the Business Combination, the composition of the board of directors of the Company (the “Board”) was changed. Each of Arthur Cohen, Joseph Healey, Benjamin Snedeker, Dr. Kenan Turnacioglu, Michael Weinstein, Dr. Christopher Wolfgang and Taylor Harris resigned as directors of HealthCor effective as of the Closing Date. Effective as of the Closing Date, Dr. Rothberg, Dave Scott, R. Scott Huennekens, John Dahldorf, Ruth Fattori, Maria Sainz and Daniel J. Wolterman were elected to serve as directors on the Board, with R. Scott Huennekens serving as Executive Chairman of the Board. Biographical information for these individuals is set forth in the Proxy Statement in the section entitled “Management Following the Business Combination” beginning on page 268 of the Proxy Statement, which is incorporated herein by reference.

Independence of Directors

Nasdaq rules generally require that independent directors must comprise a majority of a listed company’s board of directors. As a controlled company, the Company is largely exempt from such requirements. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that John Dahldorf, Ruth Fattori, Maria Sainz and Daniel J. Wolterman, representing four (4) of the Company's seven (7) directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. Additional information with respect to the independence of the Company’s directors is set forth in the Proxy Statement in the section entitled “Management Following the Business Combination” beginning on page 268 of the Proxy Statement, which is incorporated herein by reference.

Controlled Company Exemption

Dr. Rothberg beneficially owns a majority of the voting power of all outstanding shares of the Company’s common stock. As a result, the Company is a “controlled company” within the meaning of the Nasdaq Listing Rules. Under the Nasdaq Listing Rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of its board of directors consist of independent directors, (2) that its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that director nominees must either be selected, or recommended for the board’s selection, either by independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate, or a nominating and corporate governance committee comprised solely of independent directors with a written charter addressing the committee’s purpose and responsibilities. If the Company ceases to be a “controlled company” and its shares continue to be listed on the Nasdaq, the Company will be required to comply with these standards and, depending on the board’s independence determination with respect to its then-current directors, the Company may be required to add additional directors to its board in order to achieve such compliance within the applicable transition periods.

Committees of the Board of Directors

Effective as of the Closing Date, the standing committees of the Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each of the committees reports to the Board.

Effective as of the Closing Date, the Board appointed John Dahldorf, Maria Sainz and Daniel J. Wolterman to serve on the Audit Committee, with Mr. Dahldorf as chair of the Audit Committee. Mr. Dahldorf is an “audit committee financial expert” as defined by the SEC. The Board appointed Ruth Fattori and John Dahldorf to serve on the Compensation Committee, with Ms. Fattori as chair of the Compensation Committee. The Board appointed Daniel J. Wolterman, Ruth Fattori and Maria Sainz to serve on the Nominating and Corporate Governance Committee, with Mr. Wolterman as chair of the Nominating and Corporate Governance Committee. Additional information with respect to the committees of the Board is set forth in the Proxy Statement in the section entitled “Management Following the Business Combination—Board Committees” beginning on page 272 of the Proxy Statement, which is incorporated herein by reference.

Executive Officers

Effective as of the Closing Date, in connection with the Business Combination, the Board appointed Dave Scott to serve as Chief Executive Officer, Alok Gupta to serve as Chief Financial Officer, Mark Hughes to serve as Chief Operating Officer, Khan Siddiqui, M.D. to serve as Chief Medical Officer and Chief Strategy Officer, Neela Paykel to serve as General Counsel and Corporate Secretary and Scott White to serve as Chief Commercial Officer. Each of Arthur Cohen, Christine Clarke and George Petrocheilos resigned as Chief Executive Officer, Chief Financial Officer and President, respectively, effective as of the Closing Date. Biographical information for the Company’s executive officers is set forth in the Proxy Statement in the section entitled “Management Following the Business Combination” beginning on page 268 of the Proxy Statement, which is incorporated herein by reference.

Director Compensation

Information with respect to the compensation of the Company’s directors is set forth in the Proxy Statement in the sections entitled “Executive Officer and Director Compensation of New Hyperfine” beginning on page 267 of the Proxy Statement, which is incorporated herein by reference.

On December 22, 2021, the Company adopted a non-employee director compensation policy. Pursuant to the policy, the annual retainer for non-employee directors is $50,000. Annual retainers for committee membership are as follows:

Position	Retainer
Audit Committee chairperson	$20,000
Audit Committee member	$10,000
Compensation Committee chairperson	$15,000
Compensation Committee member	$7,500
Nominating and Corporate Governance Committee chairperson	$10,000
Nominating and Corporate Governance Committee member	$5,000

These fees are payable in arrears in quarterly installments as soon as practicable following the last business day of each fiscal quarter, provided that the amount of such payment will be prorated for any portion of such quarter that a director is not serving on the Board, on such committee or in such position. Non-employee directors are also reimbursed for reasonable out-of-pocket business expenses incurred in connection with attending meetings of the Board and any committee of the Board on which they serve and in connection with other business related to the Board. Directors may also be reimbursed for reasonable out-of-pocket business expenses in accordance with the Company’s travel and other expense policies, as may be in effect from time to time.

In addition, the Company grants to new non-employee directors upon their initial election to the Board (including any non-employee director whose election to the Board was approved at the Special Meeting) a number of restricted stock units (“RSUs”) (each RSU relating to one share of the Company’s Class A common stock), having an aggregate fair market value equal to $180,000, determined by dividing (A) $180,000 by (B) the closing price of the Company’s Class A common stock on the Nasdaq on the date of the grant (rounded down to the nearest whole share), on the first business day after the date that the non-employee director is first appointed or elected to the Board. Each of these grants shall vest in equal annual installments over three years from the date of the grant, subject to the non-employee director’s continued service as a director on the applicable vesting dates.

Further, in connection with each of the Company’s annual meetings of stockholders, each non-employee director automatically receives an option to purchase shares of the Company’s Class A common stock having an aggregate grant date fair value of $100,000, valued based on a Black-Scholes valuation method (rounded down to the nearest whole share), each year beginning in 2022 on the first business day after the Company’s annual meeting of stockholders. Each of these options has a term of 10 years from the date of the award and vests at the end of the period beginning on the date of each regular annual meeting of stockholders and ending on the date of the next regular annual meeting of stockholders, subject to the non-employee director’s continued service as a director through the applicable vesting dates.

The foregoing description of the nonemployee director compensation policy is not complete and is subject to and qualified in its entirety by reference to the nonemployee director compensation policy, a copy of which is attached hereto as Exhibit 10.23 and is incorporated herein by reference.

Executive Compensation

Information with respect to the compensation of the Company’s executive officers is set forth in the Proxy Statement in the section entitled “Executive Officer and Director Compensation of Hyperfine and Liminal” beginning on page 260 of the Proxy Statement, which is incorporated herein by reference.

The foregoing description of the compensation of the Company’s executive officers is qualified in its entirety by the full text of the Offer Letter of Employment of Dave Scott; Offer Letter of Employment of Alok Gupta; the Offer Letter of Employment of Mark Hughes; the Offer Letter of Employment of Khan Siddiqui, M.D.; the Offer Letter of Employment of Neela Paykel; and the Offer Letter of Employment of Scott White; copies of which are attached hereto as Exhibits 10.6, 10.7, 10.8, 10.9, 10.10 and 10.11, respectively, and are incorporated herein by reference.

2021 Equity Incentive Plan

At the Special Meeting, the HealthCor shareholders approved the Hyperfine, Inc. 2021 Equity Incentive Plan (the “2021 Plan”). The description of the 2021 Plan is set forth in the Proxy Statement section entitled “Proposal No. 7 – The Incentive Plan Proposal” beginning on page 165 of the Proxy Statement, which is incorporated herein by reference. A copy of the full text of the 2021 Plan is filed as Exhibit 10.20.1 to this Current Report on Form 8-K and is incorporated herein by reference. Following the consummation of the Business Combination, the Company expects that the Board or the Compensation Committee will make grants of awards under the 2021 Plan to eligible participants.

Legacy Hyperfine 2014 Employee, Director and Consultant Equity Incentive Plan and the Liminal 2021 Employee, Director and Consultant Equity Incentive Plan

As a consequence of the Mergers, the Company adopted and assumed Legacy Hyperfine’s 2014 Employee, Director and Consultant Equity Incentive Plan, as amended (the “2014 Plan”) and Liminal’s 2021 Employee, Director and Consultant Equity Incentive Plan, as amended (the “Liminal 2021 Plan” and, together with the 2014 Plan, the “Plans”), and (i) each option to purchase shares of Legacy Hyperfine common stock or Liminal common stock, whether vested or unvested, that was outstanding and unexercised as of immediately prior to the Effective Time was assumed by the Company and became an option (vested or unvested, as applicable) to purchase a number of shares of the Company’s Class A common stock equal to the number of shares of Legacy Hyperfine common stock or Liminal common stock subject to such option immediately prior to the Effective Time multiplied by the Hyperfine Exchange Ratio or the Liminal Exchange Ratio, as applicable, rounded down to the nearest whole number of shares, at an exercise price per share equal to the exercise price per share of such option immediately prior to the Effective Time divided by the Hyperfine Exchange Ratio or the Liminal Exchange Ratio, as applicable, rounded up to the nearest whole cent; and (ii) each Legacy Hyperfine restricted stock unit and each Liminal restricted stock unit outstanding immediately prior to the Effective Time was assumed by the Company and became a restricted stock unit with respect to a number of shares of the Company’s Class A common stock equal to the number of shares of Legacy Hyperfine common stock or Liminal common stock subject to such Legacy Hyperfine restricted stock unit or Liminal restricted stock unit immediately prior to the Effective Time multiplied by the Hyperfine Exchange Ratio or the Liminal Exchange Ratio, as applicable. No further awards will be granted out of the Plans. The descriptions of the Plans are set forth in the Proxy Statement section entitled “Executive and Director Compensation–Equity Incentive Plans and Stock Option Awards” beginning on page 265 of the Proxy Statement, which is incorporated herein by reference.

Certain Relationships and Related Transactions, and Director Independence

Certain relationships and related party transactions of the Company are described in the Proxy Statement in the section entitled “Certain Relationships and Related Party Transactions” beginning on page 279 of the Proxy Statement, which is incorporated herein by reference. The disclosure regarding director independence set forth in the Proxy Statement in the section entitled “Management Following the Business Combination – Independence of the Board of Directors” beginning on page 273 of the Proxy Statement is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement entitled “Information About HealthCor—Legal Proceedings” beginning on page 203 of the Proxy Statement, which is incorporated herein by reference, and “Business of Hyperfine and Liminal —Legal Proceedings” beginning on page 243 of the Proxy Statement, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Holders

The Company’s Class A common stock was historically quoted on the Nasdaq under the symbol “HCAQ.” On December 23, 2021, the Company’s Class A common stock began trading on the Nasdaq under the new trading symbol “HYPR.”

As of the Closing Date, and following the consummation of the Business Combination, the Company had approximately 54,977,061 shares of Class A common stock issued and outstanding held of record by approximately 363 holders and approximately 15,055,288 shares of Class B common stock issued and outstanding held of record by approximately two holders.

Dividends

The Company has not paid any cash dividends on its common stock to date. The Company may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, the Company’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, the Company’s ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness the Company or its subsidiaries incur. The Company does not anticipate declaring any cash dividends to holders of its common stock in the foreseeable future.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities to Be Registered

The description of the Company’s securities is set forth in the Proxy Statement in the section entitled “Description of New Hyperfine’s Capital Stock” beginning on page 285 of the Proxy Statement, which is incorporated herein by reference.

Indemnification of Directors and Officers

Information about indemnification of the Company’s directors and officers is set forth in the Proxy Statement in the section entitled “Certain Relationships and Related Party Transactions – Indemnification Agreements with Officers and Directors and Directors’ and Officers’ Liability Insurance” beginning on page 283 of the Proxy Statement, which is incorporated herein by reference. The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the section entitled “Indemnification Agreements” is incorporated by reference into this Item 2.01.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

PIPE Investment

On the Closing Date, HealthCor offered and sold to the PIPE Investors, pursuant to the Subscription Agreements, an aggregate of 12,610,000 shares of HealthCor Class A common stock at a price of $10.00 per share for aggregate gross proceeds to HealthCor of $126,100,000 in the PIPE Investment. The PIPE Investment closed immediately prior to the Business Combination. The shares of HealthCor Class A common stock issued to the PIPE Investors became shares of the Company’s Class A common stock upon consummation of the Business Combination.

The shares issued to the PIPE Investors in the PIPE Investment on the Closing Date were issued pursuant to and in accordance with the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) under Section 4(a)(2) and/or Regulation D promulgated under the Securities Act.

The Subscription Agreements provide for certain registration rights. In particular, the Company agreed, within forty-five (45) calendar days after the Closing Date, to file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the shares of the Company’s Class A common stock issued to the PIPE Investors, and to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 45th calendar day (or the 60th calendar day if the SEC notifies the Company that it will “review” such registration statement) and (ii) the 10th business day after the date the Company is notified (orally or in writing) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review.

The foregoing description of the PIPE Investment does not purport to be complete and is qualified in its entirety by the full text of the Subscription Agreements, the forms of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Additional Issuance

In addition, on December 23, 2021, the Company issued 300,000 shares of Class A common stock to a service provider in lieu of $3.0 million of cash compensation payable to the service provider. These shares were issued pursuant to and in accordance with the exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. These securities are subject to similar registration rights as the Subscription Agreements.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the Domestication and the consummation of the Business Combination, HealthCor changed its name to Hyperfine, Inc. and adopted the Amended Certificate and the Bylaws (the “Bylaws”).

Certificate of Incorporation, as Amended

In connection with the Domestication and the consummation of the Business Combination, HealthCor’s memorandum and articles of association, dated November 18, 2020 (the “HealthCor Charter”), was replaced with the Amended Certificate, which, among other things:

(a) changed the Company’s name to Hyperfine, Inc.;

(b) increased the authorized share capital from 555,000,000 shares, consisting of 500,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share, and 5,000,000 preference shares, par value $0.0001 per share, to authorized capital stock of 628,000,000 shares, consisting of (i) 600,000,000 shares of Class A common stock, par value $0.0001 per share, (ii) 27,000,000 shares of Class B common stock, par value $0.0001 per share, and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share;

(c) amended the terms of the shares of common stock, in particular to provide that each share of Class A common stock has one vote and each share of Class B common stock has twenty (20) votes following the Effective Time;

(d) provides that any action required or permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders of the Company may be taken by written consent until the time the issued and outstanding shares of the Company’s Class B common stock represent less than 50% of the voting power of the then outstanding shares of capital stock of the Company that would be entitled to vote for the election of directors;

(e) provides that amendments to certain provisions of the Amended Charter relating to the rights of the Company’s Class A common stock and the Company’s Class B common stock will require (i) so long as any shares of the Company’s Class B common stock remain outstanding, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Company’s Class B common stock, voting as a separate class, (ii) so long as any shares of the Company’s Class A common stock remain outstanding, the affirmative vote of the holders of a majority of the outstanding shares of the Company’s Class A common stock, voting as a separate class, and (iii) the affirmative vote of the holders of a majority of the voting power of the then outstanding capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class;

(f) provides that the Bylaws may be amended, altered, repealed or adopted either (x) by the affirmative vote of a majority of the Board present at any regular or special meeting of the Board at which a quorum is present or (y) (i) when the issued and outstanding shares of Class B common stock represents less than 50% of the voting power of the then outstanding shares of capital stock that would be entitled to vote for the election of directors, the affirmative vote of the holders of at least two-thirds of the voting power of the capital stock that would be entitled to vote in the election of directors or, prior to such time, (ii) the affirmative vote of the holders of a majority of the voting power of the shares of capital stock that would be entitled to vote in the election of directors;

(g) provides that the number of directors will be fixed and may be modified by the Board, provided that, prior to the first date on which the issued and outstanding shares of Class B common stock represents less than 50% of the voting power of the then outstanding shares of capital stock that would be entitled to vote in the election of directors, the number of directors cannot exceed a certain threshold without the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of the Company that would be entitled to vote in the election of directors;

(h) provides that the Board is not classified, and that the Company’s directors shall serve for a term of one year, expiring at the next annual meeting of stockholders of the Company;

(i) provides that any or all directors of the Company may be removed from office at any time with or without cause and for any or no reason only with and immediately upon, (i) on or after the date on which the issued and outstanding shares of Class B common stock represents less than 50% of the voting power of the then outstanding shares of capital stock that would be entitled to vote in the election of directors, the affirmative vote of the holders of at least two-thirds of the voting power of the shares of capital stock of the Company that would be entitled to vote in the election of directors or (ii) prior to such time, the affirmative vote of the holders of a majority of the voting power of the shares of capital stock that would be entitled to vote in the election of directors. Additionally, newly-created directorships resulting from an increase in the number of directors and any vacancies on the Board may be filled by either the directors of the Board or the Company’s stockholders as set forth in the Amended Charter; and

(j) eliminates certain provisions specific to HealthCor’s status as a blank check company.

The shareholders of HealthCor approved the Amended Certificate at the Special Meeting. This summary is qualified in its entirety by reference to the text of the Amended Certificate, which is included as Exhibit 3.1 hereto and incorporated herein by reference.

Bylaws

In connection with the Domestication, the Company adopted the Bylaws to be consistent with the Amended Certificate and to adopt bylaws that the Board deemed appropriate for a public operating company. This summary is qualified in its entirety by reference to the text of the Bylaws, which is included as Exhibit 3.2 hereto and incorporated herein.

Item 4.01. Change in Registrant’s Certifying Accountant.

On the Closing Date, the Audit Committee of the Board appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. Marcum LLP (“Marcum”) served as independent registered public accounting firm of HealthCor prior to the Business Combination. Accordingly, Marcum was informed that it would be replaced as the Company’s independent registered public accounting firm upon the Closing of the Business Combination.

The reports of Marcum on HealthCor’s balance sheet as of December 31, 2020, and the statement of operations, changes in shareholders’ equity and cash flows for the period from November 19, 2020 (inception) through December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the audit for the period from November 19, 2020 (inception) through December 31, 2020, and reviews of the unaudited condensed financial statements for the nine months ended September 30, 2021, there were no disagreements between the Company and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on HealthCor’s financial statements for such periods.

During the period from November 18, 2020 (inception) through December 31, 2020, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except that for the quarter ended September 30, 2021, based upon an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures, the principal executive officer and the principal financial and accounting officer of HealthCor concluded that its disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective as a result of the events that led to HealthCor’s restatement of its financial statements to reclassify all redeemable equity instruments to temporary equity from permanent equity. Based on the foregoing, it was determined that HealthCor had a material weakness as of September 30, 2021 relating to its internal controls over financial reporting.

During the period from November 18, 2020 (inception) to the date the Board approved the engagement of Deloitte as the Company’s independent registered public accounting firm, HealthCor did not consult with Deloitte on matters that involved the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on HealthCor’s consolidated financial statements or any other matter that was either the subject of a disagreement or reportable event.

The Company has provided Marcum with a copy of the foregoing disclosures and Marcum provided a letter to the SEC stating that it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter to the SEC, dated December 28, 2021, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01. Changes in Control of Registrant.

The information set forth under the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the sections entitled “Directors and Executive Officers,” “Certain Relationships and Related Transactions, and Director Independence,” “2021 Equity Incentive Plan,” “Legacy Hyperfine 2014 Employee, Director and Consultant Equity Incentive Plan and Liminal 2021 Employee, Director and Consultant Equity Incentive Plan” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Severance Plan

On December 22, 2021, the Board adopted the Hyperfine Inc. Executive Severance Plan (the “Severance Plan”). Current participants in the Severance Plan include the Company’s Chief Executive Officer and its other executive officers.

Under the Severance Plan, if the Company terminates a participant’s employment without cause (as defined in the Severance Plan) at any time other than during the twelve (12) month period following a change in control (as such term is defined in the Severance Plan) (the “Change in Control Period”), then the participant is eligible to receive the following benefits:

•	Severance payable in the form of salary continuation or a lump sum payment. The severance amount is equal to participant’s then-current base salary times a multiplier determined based on the participant’s title or role with the Company.

•	The Company will pay for company contribution for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) during the severance period.

Under the Severance Plan, if the Company terminates a participant’s employment without cause or a participant resigns for good reason, during the Change in Control Period, then the participant is eligible to receive the following benefits:

•	Severance payable in a single lump sum. The severance amount is equal to participant’s then-current base salary and then-current target annual bonus opportunity, times a change in control multiplier determined based on the participant’s title or role with the Company.

•	The Company will pay for company contribution for continuation coverage under COBRA during the severance period.

•	Any outstanding unvested equity awards held by the participant under any then-current outstanding equity incentive plan(s) will become fully vested as of the date the termination of such participant’s employment becomes effective.

A participant’s rights to any severance benefits under the Severance Plan are conditioned upon the participant executing and not revoking a valid separation and general release of claims agreement in a form provided by the Company.

The foregoing summary of the Severance Plan is qualified in its entirety by reference to the full text of the Severance Plan, a copy of which is attached as Exhibit 10.13 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of a “Business Combination” as required by HealthCor’s organizational documents, the Company ceased to be a shell company upon the closing of the Business Combination. The material terms of the Business Combination are described in the sections entitled “The Business Combination Agreement” and “Proposal No. 1 – The Business Combination Proposal” beginning on pages 102 and 144, respectively, of the Proxy Statement, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 22, 2021, the Company issued a press release regarding the Closing. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.2) shall not be deemed to be “filed” for purposes of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

In connection with the Business Combination, holders of 17,142,244 shares of HealthCor’s Class A ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.00 per share, for an aggregate redemption amount of approximately $171.4 million.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The unaudited condensed consolidated and combined financial statements as of September 30, 2021 and for the nine months ended September 30, 2021 of Legacy Hyperfine and Liminal and the related notes have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to the regulations of the SEC and are included in the Proxy Statement beginning on page F-65 of the Proxy Statement, which are incorporated herein by reference.

These unaudited condensed consolidated and combined financial statements should be read in conjunction with the historical audited combined financial statements as of and for the years ended December 31, 2020 and 2019 of Legacy Hyperfine and Liminal and the related notes included in the Proxy Statement beginning on page F-36 of the Proxy Statement, which are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Company as of September 30, 2021 and for the nine months ended September 30, 2021 and for the year ended December 31, 2020 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/Reg. Number
2.1†	Business Combination Agreement, dated as of July 7, 2021, by and among Hyperfine, Inc. (formerly HealthCor Catalio Acquistion Corp.), Optimus Merger Sub I, Inc., Optimus Merger Sub II, Inc., Hyperfine Operations, Inc. (formerly Hyperfine, Inc.) and Liminal Operations, Inc. (formerly Liminal Sciences, Inc.)		Form 8-K (Exhibit 2.1)	7/8/2021	001-39949

3.1	Certificate of Incorporation of Hyperfine, Inc., as amended	X

3.2	Bylaws of Hyperfine, Inc.	X

4.1	Specimen Class A Common Stock Certificate		Form S-4/A (Exhibit 4.2)	9/29/2021	333-259148

10.1	Form of Subscription Agreement for institutional investors, dated as of July 7, 2021, by and between Hyperfine, Inc. (formerly HealthCor Catalio Acquisition Corp.) and the subscriber parties thereto		Form 8-K (Exhibit 10.1)	7/8/2021	001-39949

10.2	Form of Subscription Agreement for accredited investors, dated as of July 7, 2021, by and between Hyperfine, Inc. (formerly HealthCor Catalio Acquisition Corp.) and the subscriber parties thereto		Form 8-K (Exhibit 10.2)	7/8/2021	001-39949

10.3	Transaction Support Agreement, dated as of July 8, 2021, by and among Hyperfine, Inc.(formerly HealthCor Catalio Acquisition Corp.), Dr. Jonathan M. Rothberg, and certain supporting stockholders of Hyperfine Operations, Inc. (formerly Hyperfine, Inc.) and Liminal Operations, Inc. (formerly Liminal Sciences, Inc.) affiliated with Dr. Rothberg		Form 8-K (Exhibit 10.1)	7/8/2021	001-39949

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/Reg. Number
10.4	Sponsor Letter Agreement, dated as of July 7, 2021, by and among Hyperfine, Inc. (formerly HealthCor Catalio Acquisition Corp.), Hyperfine Operations, Inc. (formerly Hyperfine, Inc.), Liminal Operations, Inc. (formerly Liminal Sciences, Inc.), HC Sponsor LLC, and the other shareholders party thereto		Form 8-K (Exhibit 10.3)	7/8/2021	001-39949

10.5+	Advisory Agreement, dated as of December 22, 2021, by and between Hyperfine, Inc. and Dr. Jonathan M. Rothberg	X

10.6+	Second Amended and Restated Offer Letter, dated as of April 25, 2021, by and between Hyperfine Operations, Inc. (formerly Hyperfine, Inc.) and David Scott		Form S-4 (Exhibit 10.15)	08/30/2021	333-259148

10.7+	Amended and Restated Offer Letter, dated as of August 27, 2021, by and between Hyperfine Operations, Inc. (formerly Hyperfine, Inc.) and Alok Gupta		Form S-4 (Exhibit 10.11)	08/30/2021	333-259148

10.8+	Offer Letter, dated as of June 7, 2019, by and between Hyperfine Operations, Inc. (formerly Hyperfine, Inc.) and Mark Hughes		Form S-4 (Exhibit 10.12)	08/30/2021	333-259148

10.9+	Offer Letter, dated as of January 4, 2020, by and between Hyperfine Operations, Inc. (formerly Hyperfine, Inc.) and Khan Siddiqui, M.D.		Form S-4 (Exhibit 10.13)	08/30/2021	333-259148

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/Reg. Number
10.10+	Offer Letter, dated as of April 13, 2021, by and between Hyperfine Operations, Inc. (formerly Hyperfine, Inc.) and Neela Paykel		Form S-4 (Exhibit 10.14)	08/30/2021	333-259148

10.11+	Offer Letter, dated as of August 24, 2021, by and between Hyperfine Operations, Inc. (formerly Hyperfine, Inc.) and Scott White		Form S-4/A (Exhibit 10.20)	09/29/2021	333-259148

10.12+	Consulting Agreement, dated as of April 25, 2021, by and between Hyperfine Operations, Inc. (formerly Hyperfine, Inc.) and R. Scott Huennekens		Form S-4 (Exhibit 10.16)	08/30/2021	333-259148

10.13+	Hyperfine, Inc. Executive Severance Plan	X

10.14	Technology and Services Exchange Agreement, dated as of November 19, 2020, by and among Butterfly Network, Inc., Hyperfine Operations, Inc. (formerly Hyperfine, Inc.), Liminal Operations, Inc. (formerly Liminal Sciences, Inc.) and the other participants named therein		Form S-4 (Exhibit 10.17)	08/30/2021	333-259148

10.15	Technology and Services Exchange Agreement, dated as of February 17, 2021, by and among Quantum-Si Incorporated, Hyperfine Operations, Inc. (formerly Hyperfine, Inc.), Liminal Operations, Inc. (formerly Liminal Sciences, Inc.) and the other participants named therein		Form S-4 (Exhibit 10.18)	08/30/2021	333-259148

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/Reg. Number
10.16	Technology and Services Exchange Agreement, dated as of July 7, 2021, by and among Hyperfine Operations, Inc. (formerly Hyperfine, Inc.), Liminal Operations, Inc. (formerly Liminal Sciences, Inc.) and the participants named therein	X

10.17@	License Agreement, dated as of May 29, 2014, by and between Hyperfine Operations, Inc. (formerly Hyperfine, Inc.) and The General Hospital Corporation, d/b/a Massachusetts General Hospital.		Form S-4 (Exhibit 10.8)	08/30/2021	333-259148

10.18@	License Agreement, dated as of June 30, 2014, by and between Hyperfine Operations, Inc. (formerly Hyperfine, Inc.) and The General Hospital Corporation, d/b/a Massachusetts General Hospital.		Form S-4 (Exhibit 10.9)	08/30/2021	333-259148

10.19@	Manufacture and Supply Agreement, dated as of October 15, 2018, by and between Hyperfine, Inc. and Benchmark Electronics, Inc.		Form S-4 (Exhibit 10.10)	08/30/2021	333-259148

10.20.1+	Hyperfine, Inc. 2021 Equity Incentive Plan	X

10.20.2+	Form of Stock Option Agreement under 2021 Equity Incentive Plan	X

10.20.3+	Form of Restricted Stock Unit Agreement under 2021 Equity Incentive Plan	X

10.21.1+	Hyperfine Operations, Inc. (formerly Hyperfine, Inc.) 2014 Employee, Director and Consultant Equity Incentive Plan, as amended	X

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/Reg. Number
10.21.2+	Form of Stock Option Agreement under Hyperfine Operations, Inc. (formerly Hyperfine, Inc.) 2014 Employee, Director and Consultant Equity Incentive Plan, as amended	X

10.22.1+	Liminal Operations, Inc. (formerly Liminal Sciences, Inc.) 2021 Employee, Director and Consultant Equity Incentive Plan, as amended	X
10.22.2+	Form of Stock Option Agreement under Liminal Operations, Inc. (formerly Liminal Sciences, Inc.) 2021 Employee, Director and Consultant Equity Incentive Plan, as amended	X

10.23+	Nonemployee Director Compensation Policy	X

10.24+	Form of Indemnification Agreement	X

10.25	Amended and Restated Registration Rights Agreement, dated as of December 22, 2021, by and among Hyperfine, Inc. (formerly HealthCor Catalio Acquisition Corp.), HC Sponsor LLC and certain other security holders	X

10.26	Form of Lock-up Agreement	X

10.27	Forfeiture Agreement, dated as of December 21, 2021, by and among Hyperfine, Inc. (formerly HealthCor Catalio Acquisition Corp.), HC Sponsor LLC, Hyperfine Operations, Inc. (formerly Hyperfine, Inc.) and Liminal Operations, Inc. (formerly Liminal Sciences, Inc.)	X

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/Reg. Number
16.1	Letter from Marcum LLP to the SEC, dated December 28, 2021	X

21.1	List of subsidiaries	X

99.1	Unaudited pro forma condensed combined financial information of the Company as of September 30, 2021 and for the nine months ended September 30, 2021 and for the year ended December 31, 2020	X

99.2	Press release dated December 22, 2021	X

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	X

† Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

+ Management contract or compensatory plan or arrangement.

@ Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERFINE, INC.

	By:	/s/ Dave Scott
	Name:	Dave Scott
	Title:	Chief Executive Officer

Date: December 28, 2021